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RCN’s Acquisition of NEON Communications– Employee Q&A

Q:   What are the details of the acquisition?

A:  RCN will merge a subsidiary with NEON, making NEON a wholly-owned subsidiary of RCN. NEON stockholders will receive between $5.15 and $5.25 in cash per share of NEON stock. The structure of the transaction is similar to the NEON-Globix merger.

Both the closing of the transaction and the purchase price payable by RCN are dependent on NEON achieving minimum agreed-upon revenue and EBITDA milestones during one of two testing periods, the selection of which is determined by the timing of NEON stockholder approval and the FCC and state regulatory approvals required for the transaction. The first testing period consists of the three months ended September 30, 2007 and the second consists of the three months ended November 30, 2007. Assuming the required approvals are received, if NEON’s financial performance meets, but does not exceed, the minimum revenue and EBITDA targets for the applicable testing period, then the parties will complete the transaction at a purchase price of $5.15 per share. If NEON’s revenue for the applicable testing period exceeds the minimum revenue target, then the purchase price will be increased up to a maximum of $5.25 per share.

Q:  What was the strategy behind the decision to sell NEON Communications?

A:  RCN approached NEON’s Board of Directors and made a proposal that was very attractive. The Board felt that its duty to NEON shareholders required exploration of the RCN proposal which eventually resulted in the transaction that was announced today.

Q:  Why was RCN interested in purchasing NEON?

A:  There were many reasons why RCN was interested in purchasing NEON. For one, the companies have a similar service offering, complementary networks and customer bases. RCN’s Business Solutions division is strong in the enterprise customer segment while NEON is strong in the carrier market place. Merging the companies allows us to leverage the networks to further serve our existing customer bases as well as to pursue new market segments.

Also, we have a long standing working relationship with RCN’s Business Solutions Division. Over the years, they have come to know and appreciate our business, our employees and our customer base. Merging with NEON allows RCN to leverage the talents of our experienced employee base to further grow the combined business.

All persons who receive this document agree that they will hold the contents and all related documents and enclosures in the strictest confidence. Recipients of this document agree that they will not copy, reproduce or distribute to others this document or related documents or enclosures in whole or part, or utilize the contents hereof without first seeking the permission of NEON Communications.

Q:  What are the plans for integrating the companies?

A:  RCN will merge a subsidiary with NEON, making NEON a wholly-owned subsidiary of RCN. Specific details of the planned integration will be made over the next few months, and we will make sure you are kept fully up-to-date.

Q:  Who is RCN?

A:   RCN Corporation is one of the largest facilities-based competitive providers of bundled phone, cable and high speed internet services delivered over its fiber-optic local network. The company operates in some of the most densely populated markets in the U.S, including Boston, New York, Eastern Pennsylvania, Washington, D.C., Chicago, and Los Angeles. RCN trades on The Nasdaq National Market under the ticker symbol RCNI.

RCN Business Solutions is a division of RCN Corporation dedicated to serving the communications needs of the business community. This division has 9,500 route miles of fiber and nearly 1,000 on-net buildings and includes the former ConEdison Communications.

Q:  What other recent acquisitions and investments has RCN made?

A:    In March of 2006, RCN completed its acquisition of ConEdison Communications Holding Company, Inc.

Q:  How many employees does RCN Business Solutions have?

A:  RCN Business Solutions, a division of RCN, has 136 employees.

Q:  What will happen to the NEON team?

A:  The RCN management team values and appreciates the expertise and talents of the NEON employees. Upon merger, the NEON team will become part of the extended RCN team and will be essential to the integration of the two businesses.

Q:  What is the plan to meet our RCN counterparts?

A:  Now that a public announcement regarding this transaction has occurred, we would expect to begin the integration planning. Within the next two weeks, the RCN team plans to visit our Westborough facility in order to meet the team and provide additional details regarding the transaction and their future plans.

Q:  Will my job change?

A:  In the short term, your job function will not change. Long term, the combination of the two companies should create new and exciting opportunities at all levels of the business.

All persons who receive this document agree that they will hold the contents and all related documents and enclosures in the strictest confidence. Recipients of this document agree that they will not copy, reproduce or distribute to others this document or related documents or enclosures in whole or part, or utilize the contents hereof without first seeking the permission of NEON Communications.

Q:  Will the terms of my employment change?

A:  For the time being, all employee matters will be maintained as they are today. If any changes do take place, you will be notified and educated on those changes with as much advance notice as possible.

Q:  Will my benefits change?

A:  For the time being, all benefits will be maintained as they are today. When, and if, your benefits are transferred to the RCN plan, you will receive full service credit for the time you have served at NEON. For a period of at least one year following the closing of the transaction, RCN has agreed that the benefits you receive will, taken as a whole, be no less favorable than the benefits you currently receive.

Q:  What will happen to my NEON stock options?

A:  Under the agreement we signed with RCN, when the transaction is completed, any NEON options you may have, including any unvested options, will be accelerated and cancelled, and you will be paid the difference between your option price and the per share purchase price, less applicable taxes.

Q:  Will I be transferred to another location?

A:  In the short term, there is no plan to transfer employees to another location.

Q:  Where will the company’s headquarters be?

A:  RCN’s corporate headquarters will remain in Herndon, VA.

Q:  What will happen to the NEON brand?

A:  While the RCN management team recognizes the value that the NEON brand has in the carrier market place, no decision has been made regarding the newly created entity’s name.

Q:  How does this transaction benefit our customers?

A:  Through this merger, our customers gain access to an enhanced set of services, additional on-net buildings and an expanded geography including a network in Chicago and deeper capillarity in New York City and Washington DC. The combined entity will have more than 14,000 route miles and more than 1,000 on-net buildings.

All persons who receive this document agree that they will hold the contents and all related documents and enclosures in the strictest confidence. Recipients of this document agree that they will not copy, reproduce or distribute to others this document or related documents or enclosures in whole or part, or utilize the contents hereof without first seeking the permission of NEON Communications.

Q:  How should I handle inquiries from external parties?

A:  Because both NEON’s and RCN’s stock are publicly traded, it is very important that only authorized representatives of the company talk about this news. If you receive any inquiries from customers, suppliers, stockholders, friends or competitors, please do not try to answer their questions and refer the person to either Ted Lodge, Kurt Van Wagenen, Eric Sandman or Gene Bauer.

Forward Looking Statements. A number of the matters discussed in this message that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the new company, including expected synergies resulting from the merger of RCN and NEON, combined operating and financial data, future plans, and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with consummation of the merger; approval of the merger by the stockholders of NEON and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in NEON’s reports filed with the SEC, including NEON’s annual report on Form 10-K for the year ended September 30, 2006, as such reports may have been amended. This message speaks only as of its date, and NEON disclaims any duty to update the information herein.

Additional Information and Where to Find It. NEON will file a definitive proxy statement with the U.S. Securities and Exchange Commission (SEC) in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES THERETO. The definitive proxy statement will be mailed to stockholders of NEON. The definitive proxy statement and other documents filed by NEON with the SEC will be available free of charge at the SEC’s website (www.sec.gov), NEON’s website (www.neoninc.com) or from NEON directly by making a request to NEON Communications Group Inc., 2200 West Park Drive, Westborough, MA 01581, Attention: Investor Relations (telephone: 508-616-7800).

Participants In Solicitation. NEON and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning NEON’s participants is set forth in the proxy statement, dated January 29, 2007, for NEON’s 2006 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of NEON in the solicitation of proxies in respect of the merger will be included in the proxy statement to be filed with the SEC.

All persons who receive this document agree that they will hold the contents and all related documents and enclosures in the strictest confidence. Recipients of this document agree that they will not copy, reproduce or distribute to others this document or related documents or enclosures in whole or part, or utilize the contents hereof without first seeking the permission of NEON Communications.